UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM
8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2021

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.        Entry Into a Material Agreement.
Memorandum of Understanding—Series C Preferred Stock and Warrants

On December 20, 2021 Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with ExxonMobil Oil Corporation, a New York corporation (“ExxonMobil”), and Bakersfield Renewable Fuels, LLC (“BKRF”), pursuant to which ExxonMobil has agreed to purchase shares of the Company’s newly created Series C Preferred Stock and certain warrants for $125,000,000.  BKRF is our subsidiary that owns a refinery in Bakersfield, California.

Under the MOU, the Company agreed to sell to ExxonMobil (i) shares of the Company’s newly created Series C Preferred Stock (“Serie C Preferred”), (ii) a warrant to purchase up to 25% of our outstanding shares of common stock at a per share exercise price equal to the lower of (x) 50% of the volume weighted average price per share prior to the closing, and (y) $2.25 (the “GCEH Warrants”), and (iii) a warrant to purchase up to 33% of the outstanding shares of common stock in Sustainable Oils, Inc. for $33,000,000 (the “SusOils Warrant”).  Sustainable Oils, Inc. is our wholly-owned subsidiary that holds our Camelina assets and operates our Camelina feedstock business.  The aggregate consideration to be paid to us by ExxonMobil for the shares of Series C Preferred, the GCEH Warrant and the SusOils Warrant is $125,000,000.  ExxonMobil’s obligation to purchase the shares of Series C Preferred and Warrants is subject only to its satisfaction of confirmatory due diligence and certain customary closing conditions. The parties have agreed to diligently pursue the execution of a Securities Purchase Agreement, a Series C Preferred Certificate of Designations, the GCEH Warrant, the SusOils Warrant and other related agreements (collectively, the “Definitive Agreements”) by February 1, 2022 (the “Long Stop Date”).

The rights of the holders of the Series C Preferred shall be set forth in a Certificate of Designations of Series C Preferred Stock (the “Certificate of Designations”) to be filed with the Delaware Secretary of State.  The parties have agreed that the holders of the Series C Preferred shall be entitled to receive dividends at a rate of 15%, compounded quarterly;
provided
,
however
, until we may elect not to pay some or all of the accrued dividends in cash, in which case the unpaid dividends shall accrue and be added to the original issuance price of the shares of Series C Preferred, until such time as to be mutually agreed with ExxonMobil in the Definitive Agreements.  The shares of Series C Preferred shall not be convertible into shares of our common stock and, except as otherwise required by law or with respect to certain protective provisions to be included in the Certificate of Designations, the holders of Series C Preferred shall have no right to vote on matters submitted to a vote of our stockholders.

The MOU provides that we will have the right, at any time, to redeem/repurchase the outstanding shares of Series C Preferred, and that we will be required to redeem all outstanding shares by the fifth anniversary of the sale of the Series C Preferred to ExxonMobil, in each case for an amount equal to the Corporation Redemption Price.  Upon the liquidation of the Company, available cash proceeds will first be distributable to the holders of the Series C Preferred until they have received an amount equal to the Corporation Redemption Price.  The “Corporation Redemption Price” is an amount of cash that would have to be distributed so that the aggregate of all cash distributions paid to the holders of Series C Preferred since the date of issuance equals the greater of (i) the original issuance price, as adjusted, and (ii) (x) until the second anniversary of its issuance, an amount equal to 1.85 times the initial purchase price, as adjusted, and (y) from and after the second anniversary of its issuance, an amount equal to two times the initial purchase price, as adjusted.

As previously disclosed, BKRF and ExxonMobil are parties to that certain Product Offtake Agreement (the “Offtake Agreement”) with ExxonMobil pursuant to which ExxonMobil has committed to purchase 2.5 million barrels of renewable diesel per year for five years following the date that BKRF’s Bakersfield refinery commences operations. Under the MOU, if ExxonMobil doesn’t execute the Definitive Agreements by the Long Stop Date for any reason, or makes changes in the Definitive Agreements that are either materially inconsistent with the MOU or would materially and adversely affect the Company, then ExxonMobil has agreed to pre-purchase $50 million of renewable diesel under the Off-Take Agreement.
Amendment to Credit Agreement

Concurrently with the execution of the MOU on December 20, 2021, certain indirect subsidiaries of the Company entered into (i) Amendment No. 6 to Credit Agreement (the “Senior Amendment”) with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent and collateral agent, and the lenders (the “Senior Lenders”) who agreed to provide financing under that senior secured term loan facility, (ii) Forbearance and Conditional Waiver Agreement  with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent and collateral agent and the named lenders, and (iii) Consent No. 5, Forbearance and Conditional Waiver Agreement with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent and collateral agent and the named lenders under the mezzanine credit agreement.

Under the Senior Amendment, the Senior Lenders agreed to increase the amount of funding available under the senior loan facility by $20,000,000 (the “Upsized Tranche B Commitments”) and to provide a new bridge loan facility in an aggregate principal amount of $20,000,000 (the “Bridge Loans”). Subject to the conditions set forth in the amended senior credit agreement, borrowings under the Upsize Tranche B Commitments are available until January 7, 2022 and borrowings of Bridge Loans are available until January 15, 2022 (and after the Upsized Tranche B Commitments are fully funded).

The Bridge Loans bear interest at the rate of 12.5% per annum and have a stated maturity date of January 31, 2022. The Bridge Loans are subject to the same prepayment provisions as the other senior term loans. The borrower may also prepay the Bridge Loans subject to a prepayment premium.

Under the respective forbearance agreements, the lenders agreed to forbear from exercising their rights and remedies under the senior credit agreement, the mezzanine credit agreement, and the related financing documents with respect to all Defaults and Events of Default thereunder (as defined in the senior credit agreement and mezzanine credit agreement).  The respective agreements to forbear commence on December 20, 2021 and continue until January 15, 2022; provided that such date will be extended until January 31, 2022 if the administrative agent receives written confirmation that the transactions contemplated by the MOU are reasonably expected to close and fund consistent with the terms thereof.  Such Defaults and Events of Default will be waived upon the consummation of the transactions contemplated by the MOU and the payment of a cash equity contribution to the senior borrower in an amount not less than $115,000,000 has been deposited into senior borrower’s construction account under the senior loan facility.  The Senior Lenders will also have the right to participate in the offering contemplated by the MOU, in an amount of up to $20,000,000.

In consideration for the forbearance, the Company has agreed to issue the Senior Lenders a warrant to purchase up to 11% of our outstanding common stock (or 25% of our outstanding stock if the transactions contemplated by the MOU are not consummated by February 1, 2022) (the “Lender Warrants”).  The Lender Warrants will have the same exercise price as the GCEH Warrants described above, and will be exercisable until 60 days after the date on which the entire outstanding principal amount of the senior loans, together with all unpaid interest, fees, charges and costs, have been paid in full.  The Company has also agreed to file a registration statement with the SEC to register the resale of the shares of common stock underlying the Lender Warrants by no later than May 31, 2022.

The foregoing description of Amendment No. 6 to Credit Agreement, the Forbearance and Conditional Waiver Agreement, and the Consent No. 5, Forbearance and Conditional Waiver Agreement are summaries and are qualified in its entirety by reference to those agreements, copies of which is filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

The description in Item 1.01 above regarding the securities to be sold is incorporated herein by reference. The securities were offered and will be sold by us in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered and will be sold to qualified institutional investors and accredited investors only, without a view to distribution, and not by means of any general solicitation or advertisement.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

10.1	Amendment No. 6 to Credit Agreement with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, dated December 20, 2021
10.2	Forbearance and Conditional Waiver Agreement with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, dated December 20, 2021
10.3	Consent No. 5, Forbearance and Conditional Waiver Agreement with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, dated December 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 2 7 , 2021	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer